Exhibit 1.2

NASDAQ, INC.

€750,000,000 4.500% Senior Notes due 2032

Underwriting Agreement

June 22, 2023

Goldman Sachs & Co. LLC

200 West Street, 7th Floor

New York, NY 10282

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

As Representatives (as defined below) of the several

Underwriters (as defined below) listed in Schedule 1 hereto

Ladies and Gentlemen:

Nasdaq, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters, as listed in Schedule 1 hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, and J.P. Morgan Securities plc are acting as representatives (each, a “Representative” and, together, the “Representatives”), €750,000,000 principal amount of its 4.500% Senior Notes due 2032 (the “Securities”). The Securities will be issued pursuant to the indenture (as supplemented by the nineteenth supplemental indenture to be dated as of the Closing Date (as defined below), the “Indenture”), dated as of June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-255666), including a prospectus (the “Basic Prospectus”). The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Securities (the “Prospectus Supplement”). Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement dated June 20, 2023 specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Basic Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto, if any, as constituting part of the Time of Sale Information.

1. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.045% of the principal amount of the Securities, plus accrued interest, if any, from June 28, 2023 to the Closing Date (the “Purchase Price”). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not, either jointly or severally, have any responsibility or liability to the Company with respect thereto. Any review by any Underwriter of the Company, and the transactions contemplated hereby or other matters relating to such transactions, will be performed solely for the benefit of such Underwriter, and shall not be on behalf of the Company or any other person.

(d) The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any of their respective affiliates and that any such affiliate may offer and sell the Securities purchased by it to or through its affiliated Underwriter.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 2:00 P.M., London time, on June 28, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to a common depository (the “Common Depository”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), against delivery to the Common Depository for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 5:00 P.M., London time, on the business day prior to the Closing Date.

(c) On behalf of the Underwriters, Goldman Sachs & Co. LLC, or such other Underwriter as the Underwriters may agree (in such capacity the “Settlement Bank”) shall coordinate with the Company to ensure settlement of the Securities on the Closing Date. The Settlement Bank acknowledges that the Global Note will initially be credited free of payment to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’), with the Company as the third-party beneficiary, and which provide that such Securities are to be delivered to investors only against payment of the proceeds of the offering of the Securities into the Commissionaire Account by the Settlement Bank on a delivery against payment basis (with costs and expenses that the Company has agreed to pay pursuant to this Agreement being, in the sole discretion of the Representatives, deducted from the gross proceeds of the Securities and such amounts not being deposited into the Commissionaire Account).

(d) The Settlement Bank acknowledges that (i) the Global Notes shall be held to the order of the Company, as set out above and (ii) the proceeds of the offering of the Securities received in the Commissionaire Account from the Settlement Bank will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the proceeds of the offering of the Securities in the Commissionaire Account will be transferred to the Company’s order promptly following receipt of such proceeds in the Commissionaire Account (and for the avoidance doubt, no later than the Closing Date), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company in accordance with this Agreement. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian Civil Code, in the case of Euroclear, and the Luxembourg Civil Code, in the case of Clearstream, in each case in respect of the Commissionaire Account.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. (i) The consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; (ii) to the knowledge of the Company (without giving effect to the Adenza Transaction (as defined in the Time of Sale Information)), (A) the financial statements of Adenza Group, Inc. (“Adenza”) and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of Adenza and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, (B) such financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information shown thereby and (C) the other financial information of Adenza and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of Adenza and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and (iii) for the entities presented therein, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there have not been any changes in the capital stock (other than as a result of transactions in connection with employee equity incentive plans, employee stock purchase plans or disclosed contractual obligations, in each case in existence on March 31, 2023), issuances of long-term debt, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so organized or qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities Act (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Annex C to this Agreement and other than not-for-profit entities.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (except in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and, except as set forth on Annex C to this Agreement, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than, with respect to any restriction on transfer, to the extent required by the Company’s Amended and Restated Credit Agreement, dated as of December 16, 2022, as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of March 29, 2023, or any other credit facility as described in each of the Registration Statement, the Time of Sale Information and the Prospectus (together with any other documents, agreements or instruments delivered in connection therewith and each as amended prior to the date hereof, the “Credit Facilities”).

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement and on the Closing Date was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clause (i) above, for any such violation by a subsidiary that is not material to the business of the Company and its subsidiaries taken as a whole, and (B) in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state or foreign securities laws or (ii) in connection with listing on a securities exchange in connection with the purchase and distribution of the Securities by the Underwriters.

(r) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or by others and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents, statutes or regulations that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Accountants. Each of Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, and BDO USA, LLP, who has certified certain financial statements of Adenza and its subsidiaries (in the case of BDO USA, LLP, to the knowledge of the Company), are independent public accountants with respect to the Company and Adenza and their respective subsidiaries, as applicable, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in each of the Time of Sale Information and the Prospectus.

(v) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except insofar as any failures to file such returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no tax deficiencies that have been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except to the extent of any tax deficiency that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), established or maintained by the Company and its ERISA affiliates (defined as any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”), has been maintained in material compliance with its terms and the presently applicable provisions of ERISA; (ii) each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification, (iii) to the Company’s knowledge, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to an applicable statutory, class or individual exemption; (iv) for each Plan that is subject to the funding rules of Section 412(a)(2)(A) of the Code or Section 302(a)(2) of ERISA, no failure to satisfy the minimum funding standards under Section 430 of the Code or Section 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than an event for which reporting to the Pension Benefit Guaranty Corporation has been waived, for which the Company would have had any liability has occurred or is reasonably expected to occur; and (vi) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default in respect of a Plan).

(z) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15(b) of the Exchange Act.

(aa) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act. The Company and its subsidiaries maintain internal control over financial reporting designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(bb) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance except as would not reasonably be expected to have a Material Adverse Effect or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(cc) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of The Nasdaq Stock Market and any other exchange on which the securities of the Company or the relevant subsidiary of the Company are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with U.S. generally accepted accounting principles in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(dd) No Unlawful Payments. For the last five years, neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been for the last five years conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company is threatened.

(ff) Compliance with OFAC. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), and, to the extent applicable, any Sanctions administered or enforced by the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions to the extent prohibited by applicable law, including, without limitation, the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country to the extent such activity is prohibited under applicable Sanctions or (iii) in any other manner that will result in a violation by any party to this Agreement, including the Underwriters listed on Schedule 1, of Sanctions. For the past five years, except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country to the extent such action is prohibited under applicable Sanctions. It is acknowledged and agreed that the representation in this clause (ff) of this Agreement is only sought and given to the extent that to do so would be permissible pursuant to Regulation (EC) 2271/96.

(gg) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition (i) is required by the Credit Facilities or (ii) would not have a material effect on the ability of the Company to perform its obligations under the Securities.

(hh) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(jj) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(kk) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(pp) Cyber Security; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects in conformance with their specifications or contracted requirements as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the best knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than those not reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries maintain commercially reasonable risk-based controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all mission critical IT Systems and the integrity redundancy and risk-based security of all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and to the knowledge of the Company, there have been no material breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, material internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 2:00 P.M., London time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to the Representatives, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus with respect to this offering, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year (other than the substantially simultaneous issuance of dollar-denominated debt securities by the Company).

(i) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) No Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or (ii) issue any press or other public announcement referring to the proposed offering of the Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities. The Company authorizes the Representatives to make adequate public disclosure of the information required in connection with any stabilization action by the Underwriters.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Listing. The Company will use its reasonable efforts to cause the Securities to be listed and admitted to trading on The Nasdaq Global Market promptly but in any case no later than 30 days following the Closing Date.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company.

(d) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(e) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, each of Ernst & Young LLP and BDO USA, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinions of Counsel and 10b-5 Statement. (1) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement and (2) John A. Zecca, Executive Vice President and Chief Legal, Risk and Regulatory Officer of the Company, shall have furnished to the Underwriters his written opinion, in each case dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication, from the Secretary of State of the State of Delaware.

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(l) Use of Proceeds. The Company will apply the proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(m) CFO Certificate. The Representatives shall have received on and as of (i) the date of this Agreement and (ii) the Closing Date a certificate, signed by the Chief Financial Officer of the Company and in the form attached as Annex D hereto, with respect to certain financial information included in the Prospectus.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements set forth in (i) the third paragraph, (ii) the fourth sentence in the eighth paragraph and (iii) the ninth paragraph, in each case, of the “Underwriting” section in the Preliminary Prospectus and the Prospectus Supplement.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on The Nasdaq Stock Market or The New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or the European Union; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the

Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for eligibility for clearance and settlement through Euroclear and Clearstream; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (xi) all expenses, costs and listing fees incurred in connection with the application for the listing of the Securities on The Nasdaq Stock Market.

(b) If this Agreement is terminated pursuant to Section 8, the Company agrees to reimburse the Underwriters for the reasonable fees and expenses of their counsel incurred in connection with this Agreement and the offering contemplated hereby.

(c) If (i) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Securities for any reason permitted under Section 6 of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(d) Each Underwriter agrees to pay the portion of any expenses payable by the Underwriters represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule 1 bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager (as defined below)) as soon as practicable but in any case no later than 90 days following the Closing Date.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

14. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives as follows:

Goldman Sachs & Co. LLC

200 West Street, 7th Floor

New York, NY 10282

Attention: Prospectus Department

E-mail: Prospectus-ny@ny.email.gs.com

Telephone: (866) 471- 2526

Facsimile: (212) 902-9316

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

Facsimile: +44 20 3493 0682

in each case, with a copy to:

Cahill Gordon & Reindel LLP

32 Old Slip

New York, New York 10005

Attention: Timothy B. Howell, Esq.

Facsimile: (212) 269-5420

Notices to the Company shall be given to Nasdaq, Inc., 805 King Farm Boulevard, Rockville, Maryland 20850; Attention: Office of General Counsel; with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Gregory Pessin, Esq.

(c) Currency. Any payment on account of an amount that is payable to any of the Underwriters in a particular currency (the “Required Currency”) that is paid to or for the account of such Underwriter in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or for any other reason shall constitute a discharge of the obligation of the Company only to the extent of the amount of the Required Currency which the recipient could purchase in the New York or London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York or London are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the Company shall indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h) Acknowledgement Related to Co-manufacturer Responsibilities.

(i) MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the responsibilities of manufacturers under the Product Governance Rules:

(A) Goldman Sachs & Co. LLC, Skandinaviska Enskilda Banken AB (publ) and Nordea Bank Abp (each a “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus; and

(B) Each Manufacturer together with the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Prospectus in connection with the Securities.

(ii) UK Co-Manufacturer Agreement. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(A) Goldman Sachs & Co. LLC, J.P. Morgan Securities plc, Merrill Lynch International, Citigroup Global Markets Limited and Morgan Stanley & Co. International plc (each a “UK Manufacturer”) understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Securities; and

(B) Each UK Manufacturer together with the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the Prospectus in connection with the Securities.

(i) Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Goldman Sachs & Co. LLC, “Stabilising Manager” means Goldman Sachs & Co. LLC and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Underwriting Agreement.

(j) Agreement and Acknowledgment with Respect to the Exercise of Bail-in Powers.

(i) Exercise of European Union Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and any other party to this Agreement, each of the other parties to this Agreement acknowledges, accepts and agrees to be bound by:

(A) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(I) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(II) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

(III) the cancellation of the BRRD Liability; or

(IV) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(B) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 14(j)(i):

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/application/files/9616/1537/4785/EU_BAIL-IN_Legislation_Schedule.pdf; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

(ii) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(A) Exercise of UK Bail-in Powers. the effect of the exercise of UK Bail-in Powers by the relevant UK Resolution Authority in relation to any UK Bail-in Liability of an Underwriter (the “Relevant UK Bail-in Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares or other securities or other obligations of a Relevant UK Bail-in Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);

(iii) the cancellation of the UK Bail-in Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(B) the variation of the terms of this Agreement, to the extent necessary, to give effect to the exercise of UK Bail-in Powers by the relevant UK Resolution Authority.

For purposes of this Section 14(j)(ii):

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to a Relevant UK Bail-in Party.

(k) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) For purposes of this Section 14(k):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NASDAQ, INC.

By:	/s/ Ann M. Dennison
Name: Ann M. Dennison
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Nasdaq Underwriting Agreement]

Accepted:

GOLDMAN SACHS & CO. LLC

By:	/s/ Ali Malik
Name: Ali Malik
Title: Managing director

[Signature Page to Nasdaq Underwriting Agreement]

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

[Signature Page to Nasdaq Underwriting Agreement]

MERRILL LYNCH INTERNATIONAL

By:	/s/ Dharit Patel
Name: Dharit Patel
Title: Authorised Signatory.

[Signature Page to Nasdaq Underwriting Agreement]

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ William Robertson
Name: William Robertson
Title: Delegated Signatory

[Signature Page to Nasdaq Underwriting Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Rachel Holdstock
Name: Rachel Holdstock
Title: Executive Director

[Signature Page to Nasdaq Underwriting Agreement]

NORDEA BANK ABP

By:	/s/ Peter Brink Jensen
Name: Peter Brink Jensen
Title: Director

By:	/s/ Linda Johansson
Name: Linda Johansson
Title: Associate Director

[Signature Page to Nasdaq Underwriting Agreement]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:	/s/ Carlo Lugani
Name: Carlo Lugani
Title: Global Head of Debt Capital Markets

By:	/s/ Linn Sijelöf
Name: Linn Sijelöf
Title: Legal counsel

[Signature Page to Nasdaq Underwriting Agreement]

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Damon Mahon
Name: Damon Mahon
Title: Managing Director

[Signature Page to Nasdaq Underwriting Agreement]

MIZUHO INTERNATIONAL PLC

By:	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Executive Director

[Signature Page to Nasdaq Underwriting Agreement]

HSBC BANK PLC

By:	/s/ Karl Allen
Name: Karl Allen
Title: Authorized Signatory

[Signature Page to Nasdaq Underwriting Agreement]

ICBC STANDARD BANK PLC

By:	/s/ Jin Binliang
Name: Jin Binliang
Title: President

By:	/s/ Robin Stoole
Name: Robin Stoole
Title: Head of Bond Syndicate
ICBC Standard Bank Plc

[Signature Page to Nasdaq Underwriting Agreement]

THE TORONTO-DOMINION BANK

By:	/s/ Frances Watson
Name: Frances Watson
Title: Director

[Signature Page to Nasdaq Underwriting Agreement]

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

[Signature Page to Nasdaq Underwriting Agreement]

AMERIVET SECURITIES, INC.

By:	/s/ Florian Jaze
Name:	Florian Jaze
Title:	Chief Financial Officer

[Signature Page to Nasdaq Underwriting Agreement]

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
Name: Philip J. Ippolito
Title: Executive Vice President

[Signature Page to Nasdaq Underwriting Agreement]

DREXEL HAMILTON, LLC

By:	/s/ Edward W. Sanok
Name: Edward W. Sanok
Title: Chief Compliance Officer

[Signature Page to Nasdaq Underwriting Agreement]

Independence Point Securities LLC

By:	/s/ Anne Clarke Wolff
Name: Anne Clarke Wolff
Title: Founder & CEO

[Signature Page to Nasdaq Underwriting Agreement]

R. SEELAUS & CO., LLC

By:	/s/ James Brucia
Name: James Brucia
Title: Managing Director

[Signature Page to Nasdaq Underwriting Agreement]

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Robert W. Hong
Name: Robert W. Hong
Title: Managing Director

[Signature Page to Nasdaq Underwriting Agreement]

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ M. Nadine Burnett
Name: M. Nadine Burnett
Title: Managing Director

[Signature Page to Nasdaq Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	€127,325,000
J.P. Morgan Securities plc	€127,325,000
Merrill Lynch International	€70,030,000
Citigroup Global Markets Limited	€70,030,000
Morgan Stanley & Co. International plc	€70,030,000
Nordea Bank Abp	€70,030,000
Skandinaviska Enskilda Banken AB (publ)	€70,030,000
Wells Fargo Securities International Limited	€39,600,000
Mizuho International plc	€30,240,000
HSBC Bank plc	€15,120,000
ICBC Standard Bank Plc	€15,120,000
The Toronto-Dominion Bank	€15,120,000
Academy Securities, Inc.	€3,750,000
AmeriVet Securities, Inc.	€3,750,000
CastleOak Securities, L.P.	€3,750,000
Drexel Hamilton, LLC	€3,750,000
Independence Point Securities LLC	€3,750,000
R. Seelaus & Co., LLC	€3,750,000
Samuel A. Ramirez & Company, Inc.	€3,750,000
Siebert Williams Shank & Co., LLC	€3,750,000

Total:	€750,000,000

ANNEX A

Additional Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

[See Attached]

ISSUER FREE WRITING PROSPECTUS

(RELATING TO PRELIMINARY PROSPECTUS

SUPPLEMENT DATED JUNE 20, 2023 AND

PROSPECTUS DATED APRIL 30, 2021)

FILED PURSUANT TO RULE 433

REGISTRATION NUMBER 333-255666

NASDAQ, INC.

€750 million 4.500% Senior Notes due 2032

Final Term Sheet

June 22, 2023

Issuer:	Nasdaq, Inc.

Type:	SEC Registered

Trade Date:	June 22, 2023

Settlement Date:

June 28, 2023 (T+4)

We expect that delivery of the Notes will be made against payment therefor on or about the closing date as specified on the cover page of the prospectus supplement, which will be the fourth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Maturity:	February 15, 2032

Interest Payment Dates:	Annually on February 15, beginning on February 15, 2024

Mid-Swap Yield:	3.111%

Spread to Mid-Swap Yield:	+ 145 basis points

Re-offer Yield:	4.561%

Coupon (Interest Rate):	4.500%

Benchmark:	0.000% DBR due February 15, 2032

Benchmark Yield:	2.444%

Spread to Benchmark:	+ 211.7 basis points

Re-offer Price:	99.595%

Aggregate Principal Amount:	€750,000,000

Gross Proceeds:	€746,962,500

Fees:	0.550%

Net Proceeds Before Estimated Expenses:	€742,837,500

Change of Control:	Putable at 101% of principal plus accrued interest, if any, to, but not including, the date of purchase

Business Day Conventions:	Following Business Day convention

Day Count Fraction:	ACTUAL/ACTUAL (ICMA)

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Redemption Provision:

Callable at any time, at the greater of par or the make-whole redemption price (Bund Rate plus 35 basis points) plus accrued and unpaid interest thereon to the date of redemption

Notwithstanding the foregoing, at any time on or after December 15, 2031 (two months before their maturity date), the notes will be redeemable, as a whole or in part, at the issuer’s option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption

Special Mandatory Redemption:	If (x) the consummation of the Adenza Transaction does not occur on or before the later of (i) the date that is five (5) business days after September 10, 2024 and (ii) the date that is five (5) business days after any later date to which the parties to the Adenza Transaction Agreement agree to extend the “Outside Date” in the Adenza Transaction Agreement or (y) we notify the Trustee that the Issuer will not pursue the consummation of the Adenza Transaction (the earlier of the date of delivery of such notice described in clause (y) and later of the dates described in clause (x), the “special mandatory redemption trigger date”), we will be required to redeem all and not less than all of the Notes then outstanding by a date no later than 10 business days after the special mandatory redemption trigger date (the “special mandatory redemption end date”) at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the special mandatory redemption date.

Clearing and Settlement:	Euroclear/Clearstream

ISIN / Common Code:	XS2643673952 / 264367395

Anticipated Listing:	The Nasdaq Global Market

Joint Bookrunning Managers:

Goldman Sachs & Co. LLC

J.P. Morgan Securities plc

Merrill Lynch International

Citigroup Global Markets Limited

Morgan Stanley & Co. International plc

Nordea Bank Abp

Skandinaviska Enskilda Banken AB (publ)

Wells Fargo Securities International Limited

Mizuho International plc

Co-Managers:

HSBC Bank plc

ICBC Standard Bank Plc

The Toronto-Dominion Bank

Academy Securities, Inc.

AmeriVet Securities, Inc.

CastleOak Securities, L.P.

Drexel Hamilton, LLC

Independence Point Securities LLC

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Additional Changes to the Preliminary Prospectus Supplement:	The Issuer’s address will be included in the final prospectus supplement as follows: Nasdaq, Inc. The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 United States

MiFID II/UK MiFIR professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the European Economic Area or the United Kingdom.

The Issuer has filed a registration statement (including a prospectus supplement and accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting the Next-Generation EDGAR System on the SEC website at www.sec.gov. Alternatively, copies may be obtained by contacting Goldman Sachs & Co. LLC at Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Facsimile: +44 20 3493 0682, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, +44-207-134-2468; Merrill Lynch International toll free at +1-800-294-1322; Citigroup Global Markets Limited at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146 or by email at Prospectus@citi.com; Morgan Stanley & Co. International plc at +1-866-718-1649; Nordea Bank Abp at C/O Nordea Danmark, Gronjordsvej 10, DK-230 Copenhagen S, Denmark, Attention: Syndicate – Transaction Management, Telephone +45 33 33 18 84; or SEB Securities, Inc. at Kungsträdgårdsgatan 8, SE-106 40, Stockholm, Sweden, Attention: DCM Legal, Telephone: +49-69-2558-5443, Email: dcmlegal@seb.se.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

ANNEX C

SUBSIDIARIES AND AFFILIATES OF NASDAQ, INC.*

As of June 15, 2023

U.S. Entities

1. Boardvantage Inc. (organized in Delaware)

2. Boston Stock Exchange Clearing Corporation (organized in Massachusetts)

3. Content Services, LLC (organized in Delaware)

4. Curzon Street Acquisition, LLC (organized in Delaware)

5. Directors Desk, LLC (organized in Delaware)

6. Dorsey, Wright & Associates, LLC (organized in Virginia)

7. eVestment Alliance Holdings, Inc. (organized in Delaware)

8. eVestment Alliance Holdings, LLC (organized in Georgia)

9. eVestment Alliance, LLC (organized in Georgia)

10. eVestment, Inc. (organized in Delaware)

11. ExactEquity, LLC (organized in Delaware)

12. FinQloud LLC (organized in Delaware)

13. FINRA/Nasdaq Trade Reporting Facility, LLC (organized in Delaware)

14. FRAMLxchange Inc. (organized in Delaware)

15. FTEN, Inc. (organized in Delaware)

16. Granite Redux, Inc. (organized in Delaware)

17. GraniteBlock, Inc. (organized in Delaware)

18. International Securities Exchange Holdings, Inc. (organized in Delaware)

19. ISE ETF Ventures LLC (organized in Delaware)

20. Longitude LLC (organized in Delaware)

21. Nasdaq BX, Inc. (organized in Delaware)

22. Nasdaq Capital Markets Advisory LLC (organized in Delaware)

23. Nasdaq Commodities Clearing LLC (organized in Delaware)

24. Nasdaq Corporate Services, LLC (organized in Delaware)

25. Nasdaq Corporate Solutions, LLC (organized in Delaware)

26. Nasdaq Digital Asset Holdings, LLC (organized in Delaware)

27. NASDAQ Energy Futures, LLC (organized in Delaware)

28. Nasdaq Execution Services, LLC (organized in Delaware)

29. Nasdaq Fund Secondaries, LLC (organized in Delaware)

30. NASDAQ Futures, Inc. (organized in Delaware)

31. Nasdaq GEMX, LLC (organized in Delaware)

32. NASDAQ Global, Inc. (organized in Delaware)

33. Nasdaq Governance Solutions, Inc. (organized in Delaware)

34. Nasdaq Information, LLC (organized in Delaware)

35. Nasdaq International Market Initiatives, Inc. (organized in Delaware)

36. Nasdaq ISE, LLC (organized in Delaware)

37. Nasdaq MRX, LLC (organized in Delaware)

38. Nasdaq PHLX LLC (organized in Delaware)

39. Nasdaq SB Holdings, LLC (organized in Delaware)

40. Nasdaq SPS, LLC (organized in Delaware)

41. Nasdaq Technology Services, LLC (organized in Delaware)

42. NFSTX, LLC (organized in Delaware)

43. Norway Acquisition LLC (organized in Delaware)

44. OneReport, Inc. (organized in Vermont)

45. Operations & Compliance Network, LLC (organized in Delaware)

46. Public Plan IQ Limited Liability Company (organized in New Jersey)

47. QDiligence LLC (organized in Illinois)

48. Solovis, Inc.

49. Stock Clearing Corporation of Philadelphia (organized in Pennsylvania)

50. Strategic Financial Solutions, LLC (organized in Nevada)

51. Sybenetix Inc. (organized in Delaware)

52. The Center for Board Evaluation, Inc. (organized in North Carolina)

53. The Nasdaq Options Market LLC (organized in Delaware)

54. The Nasdaq Stock Market LLC (organized in Delaware)

55. U.S. Exchange Holdings, Inc. (organized in Delaware)

56. Verafin AcquisitionCo LLC (organized in Delaware)

57. Verafin USA Inc. (organized in Delaware)

Non-U.S. Subsidiaries

1. AB Nasdaq Vilnius (organized in Lithuania) (96.35% owned, directly or indirectly, by Nasdaq, Inc.)

2. AS eCSD Expert (organized in Estonia)

3. AS Pensionikeskus AS (organized in Estonia)

4. Cinnober Financial Technology AB (organized in Sweden)

5. Curzon Street Holdings Limited (organized in the United Kingdom)

6. Ensoleillement Inc. (organized in Canada)

7. eVestment Alliance (UK) Limited (organized in the United Kingdom)

8. eVestment Alliance Australia Pty Ltd (organized in Australia)

9. eVestment Alliance Hong Kong Limited (organized in Hong Kong)

10. Indxis Ltd (organized in the United Kingdom)

11. Metrio Software Inc. (organized in Quebec)

12. Nasdaq (Asia Pacific) Pte. Ltd. (organized in Singapore)

13. Nasdaq AB (organized in Sweden)

14. Nasdaq Australia Holding Pty Ltd (organized in Australia)

15. NASDAQ Canada Inc. (organized in Canada)

16. Nasdaq Clearing AB (organized in Sweden)

17. Nasdaq Copenhagen A/S (organized in Denmark)

18. Nasdaq Corporate Solutions (India) Private Limited (organized in India)

19. Nasdaq Corporate Solutions International Limited (organized in the United Kingdom)

20. Nasdaq CSD SE (organized in Latvia)

21. Nasdaq CXC Limited (organized in Canada)

22. Nasdaq Exchange and Clearing Services AB (organized in Sweden)

23. Nasdaq France SAS (organized in France)

24. Nasdaq Germany GmbH (organized in Germany)

25. Nasdaq Helsinki Ltd (organized in Finland)

26. Nasdaq Holding AB (organized in Sweden)

27. Nasdaq Holding Denmark A/S (organized in Denmark)

28. Nasdaq Holding Luxembourg Sárl (organized in Luxembourg)

29. Nasdaq Iceland hf. (organized in Iceland)

30. Nasdaq International Ltd (organized in the United Kingdom)

31. NASDAQ Korea Ltd (organized in South Korea)

32. Nasdaq Ltd (organized in Hong Kong)

33. Nasdaq Nordic Ltd (organized in Finland)

34. NASDAQ OMX Europe Ltd (organized in the United Kingdom)

35. Nasdaq Oslo ASA (organized in Norway)

36. Nasdaq Pty Ltd (organized in Australia)

37. Nasdaq Riga, AS (organized in Latvia) (92.98% owned, directly or indirectly, by Nasdaq, Inc.)

38. Nasdaq Spot AB (organized in Sweden)

39. Nasdaq Stockholm AB (organized in Sweden)

40. Nasdaq Tallinn AS (organized in Estonia)

41. Nasdaq Technology (Japan) Ltd (organized in Japan)

42. Nasdaq Technology AB (organized in Sweden)

43. Nasdaq Technology Energy Systems AS (organized in Norway)

44. Nasdaq Technology Italy Srl (organized in Italy)

45. Nasdaq Teknoloji Servisi Limited Sirketi (organized in Turkey)

46. Nasdaq Treasury AB (organized in Sweden)

47. Nasdaq Vilnius Services UAB (organized in Lithuania)

48. Nasdaq Wizer Solutions AB (organized in Sweden)

49. OMX Netherlands B.V. (organized in the Netherlands)

50. OMX Netherlands Holding B.V. (organized in the Netherlands)

51. OMX Treasury Euro AB (organized in Sweden) (99.9% owned, directly or indirectly, by Nasdaq, Inc.)

52. OMX Treasury Euro Holding AB (organized in Sweden)

53. Puro.earth (organized in Finland) (70% owned, directly or indirectly, by Nasdaq, Inc.)

54. Quandl, Inc. (organized in Canada, Federal)

55. RF Nordic Express AB (organized in Sweden) (50.1% owned, directly or indirectly, by Nasdaq, Inc.)

56. Shareholder.com B.V. (organized in the Netherlands)

57. Simplitium Ltd (organized in the United Kingdom)

58. SMARTS Broker Compliance Pty Ltd (organized in Australia)

59. SMARTS Market Surveillance Pty Ltd (organized in Australia)

60. Sybenetix Limited (organized in the United Kingdom)

61. Sybenetix Ukraine (organized in the Ukraine)

62. TopQ Software Limited (organized in the United Kingdom)

63.Verafin Solutions ULC (organized in Canada)

64.Whittaker & Garnier Limited (organized in the United Kingdom)

*	The list of subsidiaries does not include not-for-profit entities or foreign branches of subsidiaries, or entities in which Nasdaq owns less than 50% of the entity.

ANNEX D